Exhibit 54

EXECUTION VERSION

CALL OPTION SUPPORT AGREEMENT

This Call Option Support Agreement, dated as of June 22, 2020 (this “Agreement”), is made by and among SoftBank Group Corp., a Japanese kabushiki kaisha (“SoftBank”), SoftBank Group Capital Ltd, a private limited company incorporated in England and Wales and a wholly owned subsidiary of SoftBank (“SBGC”), Delaware Project 6 L.L.C., a limited liability company organized in the State of Delaware and a wholly owned subsidiary of SoftBank (“Project 6 LLC”), Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany (“DT”), and T-Mobile Agent LLC, a limited liability company organized in the State of Delaware (“Newco”) (each, a “Party” and together, the “Parties”).

WHEREAS, the Parties hereto are parties to the Master Framework Agreement, dated as of the date hereof (the “Framework Agreement”);

WHEREAS, as of the date hereof, SoftBank, indirectly through SBGC, beneficially owns 304,606,049 shares of common stock, par value $0.00001 per share, of T-Mobile US, Inc. (the “Common Stock”);

WHEREAS, SBGC and Newco intend to enter into the SB-Newco Call Option Agreement (as defined in the Framework Agreement) to evidence call options issued to Newco with respect to shares of Common Stock (the “SB-Newco Call Option”);

WHEREAS, SBGC and DT intend to enter into the SB-DT Call Option Agreement (as defined in the Framework Agreement) to evidence call options issued to DT with respect to shares of Common Stock (the “SB-DT Call Option”);

WHEREAS, Newco and DT intend to enter into the Newco-DT Call Option Agreement (as defined in the Framework Agreement; the Newco-DT Call Option Agreement, together with the SB-Newco Call Option Agreement, the “Matched Call Option Agreements”; and the Matched Call Option Agreements together with the SB-DT Call Option Agreement, the “Call Option Agreements”) to evidence call options issued to DT with respect to shares of Common Stock (the “Newco-DT Call Option” and together with the SB-Newco Call Option, the “Matched Call Options” and the Matched Call Options together with the SB-DT Call Option, the “Call Options”); and

WHEREAS, following the issuance of the Call Options, SBGC intends to assign its rights and obligations under the SB-Newco Call Option and the SB-DT Call Option to Project 6 LLC, and Project 6 LLC intends to assume all the obligations of SBGC under the SB-Newco Call Option and the SB-DT Call Option;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

U.S. FEDERAL INCOME TAX TREATMENT
OF THE MATCHED CALL OPTIONS

1.1         Tax Treatment of Matched Call Options. The Parties agree that, for U.S. federal income tax purposes, the Matched Call Options shall be treated as a single call option that SBGC issued to DT with respect to the shares of Common Stock covered thereby that, together with the SB-DT Call Option, is granted as consideration for DT’s delivery of the Proxy Agreement Consent. The Parties shall not take, and shall cause their affiliates not to take, any position inconsistent with this Section 1.1 for U.S. federal income tax filing or reporting purposes, unless otherwise required by a Final Determination.

ARTICLE 2

AGREEMENTS WITH RESPECT TO DT SHARES

2.1         DT Share Election. The Parties agree that notwithstanding any provision of the Call Option Agreements to the contrary, if the Optionholder (as defined in any Call Option Agreement) is DT or any of its subsidiaries, such Optionholder at its sole discretion may elect to deliver all or any portion of the Exercise Price in the form of no par value registered shares of DT (“DT Shares”) valued in accordance with Annex A hereto to the Grantor (as defined in such Call Option Agreement) in accordance with the requirements of such Call Option Agreement (a “DT Share Election”) and, at the request of DT, such Grantor or a credit institution acting on behalf of such Grantor (or, if such Grantor is Newco, the Grantor under the applicable Matched Call Option Agreement), shall execute and deliver a subscription form with respect to such DT Shares in the form of Annex B hereto. Notice of such election shall be given by delivery of a notice in the form of Annex C hereto to Project 6 LLC (with, in the case of the Newco-DT Call Option, a copy to the Grantor under the Newco-DT Call Option) at least four weeks prior to the intended exercise of such Call Option in accordance with its terms. Notwithstanding anything to the contrary in any Call Option Agreement, any portion of the Option Shares for which the DT Share Election has been made shall be delivered to DT subject to the condition precedent of entry of the increase of DT’s share capital (corresponding to such portion) in the commercial register provided that such condition precedent shall not be required if DT has been informed by the competent commercial register that the commercial register will not accept a conditional contribution and related certification by the management board (Vorstand) and supervisory board (Aufsichtsrat) of DT. DT shall use its reasonable best efforts to ensure that the commercial register agrees to a conditional contribution; if after DT having used such reasonable best efforts the commercial register disagrees, the contribution of the Option Shares shall be effected unconditionally and DT shall use its reasonable best efforts to ensure that the capital increase is registered and the new DT Shares delivered as soon as possible.

2.2          Efforts to Effect a DT Share Election. If the Optionholder (as defined in any Call Option Agreement) notifies Project 6 LLC of its intent to make a DT Share Election in accordance with Section 2.1, each SoftBank Party shall use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part to give effect to such DT Share Election, which actions may include, but are not limited to, agreeing with such Optionholder as promptly as reasonably practicable on a step plan setting forth the actions necessary or sensible to give effect to the DT Share Election and the order and the timing in respect of the foregoing actions.

2.3          Restrictions on Resale of DT Shares. (a) Except as set forth in Section 2.3(b),

(i)          Without the prior written consent of DT, SoftBank or any of its affiliates shall not offer or sell any DT Shares received by them as a result of a DT Share Election (a “DT Share Offering”) unless each of the following are true: (i) the DT Share Offering is a “best efforts” placement led by a recognized investment bank; and (ii) the expected proceeds from the DT Share Offering are equal to $100,000,000 or greater or the DT Share Offering is of all the DT Shares held by SoftBank and its affiliates as a result of a DT Share Election.

(ii)         SoftBank shall consult in good faith with DT reasonably in advance of any DT Share Offering, including with respect to the timing of such DT Share Offering; provided that DT shall undertake prior to such consultation, to keep all information relating to the consultation and the intended DT Share Offering confidential until a placement announcement has been released.

(iii)        DT Shares may not be sold to any of the persons that have been separately identified by name on a restricted investor list (on which DT shall name up to 10 restricted investors) provided by DT to SoftBank or any of its affiliates on the date DT provides notice of its intent to make a DT Share Election pursuant to Section 2.2.

(b)         The requirements set forth in Sections 2.3(a)(i) and (ii) shall not apply to any sale of DT Shares or any offer to sell DT Shares made in connection with the Margin Loan (as defined in the Call Option

Agreements) if the proceeds thereof are to be used to repay the Margin Loan or provide cash collateral in respect of the Margin Loan (including in connection with any enforcement thereof).

ARTICLE 3

AGREEMENTS WITH RESPECT TO CALL OPTIONS

3.1          SB-Newco Call Option. (a) Newco shall not pledge, transfer or assign the SB-Newco Call Option at any time other than (i) pursuant to the Pledge and Security Agreement to be entered into on the Closing Date between Newco and DT, or (ii) as contemplated by Section 3.1(b) or 4.1(b) hereof or Section 3(iii) of the Newco-DT Call Option Agreement.

 (b) On or after October 2, 2020, each of DT and Newco shall have the right at any time to effectuate an exchange of the Newco-DT Call Option pursuant to which Newco shall (i) transfer and assign to each Optionholder (as defined in the Newco-DT Call Option Agreement) a pro rata interest in the SB-Newco Call Option and (ii) assign to each Optionholder a pro rata interest in the Pledge and Security Agreement to be entered into on the Closing Date between Project 6 LLC and Newco (the “SB-Newco Call Option Security Agreement”) (or, in the event the Closing Date does not occur, the Replacement SB-Newco Call Option Security Agreement), upon which such Newco-DT Call Option shall be deemed to have been surrendered, exchanged and replaced in full. To effectuate the transfer and assignment pursuant to this Section 3.1(b), the Grantor of the SB-Newco Call Option shall issue a SB-Newco Call Option, in each case, registered in the name of each Optionholder of Newco-DT Call Options and representing the right of each Optionholder to purchase the same number of Option Shares (as defined in the Matching Call Option Agreements) subject to each such exchanged Newco-DT Call Option.

3.2          Consistency of Adjustments. It is the understanding of the Parties that in the event of any adjustment to the Option Shares or Exercise Price of either Matched Call Option, the same adjustments shall be made to the Option Shares or Exercise Price, as the case be, of the other Matched Call Option.

3.3        Direct Settlement of Matched Options. (a) Prior to any transfer and assignment of the SB-Newco Call Option Agreement pursuant to Section 3.1 hereof or Section 3(iii) of the Newco DT Call Option Agreement, notwithstanding anything in any Matched Call Option Agreement to the contrary:

 (i)         if the Optionholder (as defined in the Newco-DT Call Option Agreement) is DT or any of its subsidiaries, a Notice of Exercise delivered pursuant to the Newco-DT Call Option Agreement shall (absent advance written notification by Newco to SB that Matched Exercise shall not apply) be effective only upon delivery by such Optionholder of a copy thereof to each of the Parties, such delivery shall be deemed for purposes of the SB-Newco Call Option to be a Notice of Exercise with respect to the same number of Option Shares (a “Matched Exercise”), and any election made pursuant to Section 2.1 of the Newco-DT Call Option shall be deemed to apply to the same portion of the Exercise Price under the SB-Newco Call Option in respect of such deemed exercise; and

 (ii)        an SB-Newco Call Option may not be exercised other than in accordance with clause (i) above.

 (b)      In the event of any Matched Exercise, the Optionholder under the Newco-DT Call Option shall deliver the Exercise Price to the Grantor under the SB-Newco Option in accordance with the requirements of the SB-Newco Option Agreement and the Grantor under the SB-Newco Option shall deliver the Option Shares to the Optionholder under the Newco-DT Option in accordance with the requirements of the Newco-DT Option Agreement. Such delivery of the Exercise Price shall be deemed for all purposes to satisfy Newco’s obligation to deliver the Exercise Price under the SB-Newco Option and such delivery of the Option Shares shall be deemed for all purposes to satisfy Newco’s obligation to deliver the Option Shares under the Newco-DT Option, and under no circumstances shall Newco have any obligation to deliver Option Shares under the Newco-DT Option unless it shall have received such Option Shares from the Grantor under the corresponding SB-Newco Call Option.

3.4          Limitation. The Parties agree that no term of or provision under any of the Call Option Agreements shall limit or supersede the rights and obligations of each of the Parties under this Agreement, the Stockholders Agreement or the Proxy Agreement.

3.5          HSR. Notwithstanding anything to the contrary in the SB-DT Call Option Agreement, the grant of the SB-DT Call Option shall not be effective until receipt of all required approvals under applicable antitrust laws.

ARTICLE 4

AGREEMENTS WITH RESPECT TO SECURITY AGREEMENTS
AND MARGIN LOANS

4.1        Security Agreements. (a) Notwithstanding anything to the contrary in the SB-Newco Call Option Security Agreement (or, in the event the Closing Date does not occur, the Replacement SB-Newco Call Option Security Agreement), no modification, waiver or amendment thereof shall be effective without the prior written consent of DT (or a subsidiary of DT that is a Newco Optionholder) for so long as DT (or such subsidiary of DT) is a Newco Optionholder.

 (b)        In the event the Closing Date does not occur on or prior to June 26, 2020, the respective Parties to each of the following agreements described below shall, as promptly as practicable (and in any event no later than the earlier of (x) the entry into of any margin loan secured, directly or indirectly, by any Common Stock held by SoftBank or any of its subsidiaries (a “Specified Margin Loan”) and (y) July 3, 2020, duly execute and deliver (i) a pledge and security agreement in respect of the SB-Newco Call Option to create in favor of the Optionholder (as defined in the SB-Newco Call Option Agreement) a security interest in all right, title and interest of the Grantor (as defined in the SB-Newco Call Option Agreement) in an amount of shares of Common Stock equal to the number of Option Shares (as defined in the SB-Newco Call Option Agreement) exercisable under the SB-Newco Call Option and any proceeds thereof (the “Replacement SB-Newco Call Option Security Agreement”), (ii) a pledge and security agreement in respect of the Newco-DT Call Option to create in favor of the Optionholder (as defined in the Newco-DT Call Option Agreement) a security interest in all right, title and interest of the Grantor (as defined in the Newco-DT Call Option) in the SB-Newco Call Option and Replacement SB-Newco Call Option Security Agreement and any proceeds thereof and (iii) a pledge and security agreement in respect of the SB-DT Call Option to create in favor of the Optionholder (as defined in the SB-DT Call Option Agreement) a security interest in all right, title and interest of the Grantor (as defined in the SB-DT Call Option Agreement) in an amount of shares of Common Stock equal to the number of Option Shares (as defined in the SB-DT Call Option Agreement) exercisable under the SB-DT Call Option and any proceeds thereof.

4.2         Margin Loan. (a) If SoftBank or any of its subsidiaries enters into a Specified Margin Loan in reliance on the consent, dated as of the date hereof, delivered to SoftBank by DT, under the Proxy, Lock-Up and ROFR Agreement, dated as of April 1, 2020, between SoftBank and DT (the “Proxy Agreement Consent”), then DT shall, SoftBank shall (or, if applicable, shall cause the relevant borrower subsidiary to) and (if the Newco-DT Call Option is still in effect) Newco shall, simultaneously with the execution and delivery of the agreement providing for such Specified Margin Loan, duly execute and deliver the intercreditor agreement required by the terms of the Proxy Agreement Consent.

(b)         SoftBank shall not permit Project 6 LLC (or any successor Grantor under the SB-Newco Call Option Agreement) to default under any Margin Loan (including a Specified Margin Loan), or allow any acceleration of any Margin Loan, prior to the performance in full of the obligations of Project 6 LLC (or such successor) with respect to the first margin call under such Margin Loan; provided that the total aggregate amount required to be paid by SoftBank pursuant to this Section 4.2(b) shall not exceed the first margin call amount plus the amount of all scheduled interest payments under such Margin Loan.

ARTICLE 5

MISCELLANEOUS

5.1          Other Agreements. (a) Promptly upon the completion of any transaction that affects the SoftBank Share Price (as defined in the Matched Call Option Agreements), SoftBank shall notify each Party in writing thereof and of its calculation of the SoftBank Share Price.

(b)        In the event of any exercise of the Newco-DT Option in part, SBGC shall, at its own expense, cause to be prepared for the relevant Optionholder a new option of like tenor in substantially identical form for the purchase of that number of Option Shares equal to the difference between the number of Option Shares subject thereto and the number of Option Shares as to which the Newco-DT Option shall have been exercised.

(c)        SoftBank shall, upon written request by DT or Newco, promptly reimburse DT or Newco (as the case may be) for any and all documented and customary fees and expenses incurred by it in connection with the enforcement of any rights under any Security Agreement and any proceedings instituted by or against DT as a consequence of enforcing its rights thereunder.

(d)       SoftBank acknowledges and agrees that the Proxy Agreement does not restrict or otherwise impair any rights of DT to sell, assign or otherwise transfer its interests in the Call Options (including writing any back-to-back options or warrants, issuing or granting any other securities or derivative instruments or entering into any other agreements or arrangements, in each case, with respect to any Call Options or economic interests therein).

5.2           Definitions. Each capitalized term used and not defined herein shall have the meaning given to such term in the Framework Agreement.

5.3          Termination. This Agreement shall terminate automatically upon the exercise or lapse in full of the Call Options.

5.4          Further Assurances. Each Party agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Agreement, as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.

5.5          Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the Parties.

5.6          Assignment; Binding Agreement. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties, and, except as otherwise provided in this Agreement, no Party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other Parties.

5.7          No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity that is not a Party or a successor or permitted assignee of a Party to this Agreement.

5.8          Entire Agreement. Articles 1, 2 and 3 of this Agreement shall govern with respect to the matters addressed therein notwithstanding any provision in any of the Call Option Agreements to the contrary. This Agreement, together with the Call Option Agreements, the Framework Agreement and the other Transaction Documents, constitute the sole and entire agreement among the Parties with respect to the subject matter of this Agreement, and supersede all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

5.9          Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the Parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

5.10        Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The Parties may deliver this Agreement by facsimile or by electronic mail and each Party shall be permitted to rely on the signatures so transmitted to the same extent and effect as if they were original signatures.

5.11       Governing Law; Jurisdiction; Forum; Waiver of Trial by Jury. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. In any action between the Parties arising out of or relating to this Agreement, each of the Parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in the State of Delaware, and appellate courts thereof, or, if (and only if) each of such Court of Chancery for the State of Delaware and such federal court finds it lacks subject matter jurisdiction, any state court within the State of Delaware. Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 5.12 shall be effective service of process for any such action.

 (b)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.11(b).

5.12       Notices. Unless otherwise provided in this Agreement, all notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (a) when delivered, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, provided that such delivery is completed during normal business hours of the recipient, failing which such notice shall be deemed to have been given on the next Business Day, (b) on the next Business Day if sent by overnight courier and delivered on such Business Day within ordinary business hours and, if not, the next Business Day following delivery; and (c) when received, if received during normal business hours and, if not, the next Business Day after receipt, if delivered by e-mail or any means other than those specified above; provided that all notices to Newco hereunder shall be sent (1) by email and (2) by one additional method specified in clause (a) or (b) above. Such notices shall be delivered to the address set forth in the Framework Agreement, or to such other address as a Party shall have furnished to the other party in accordance with this Section.

5.13        Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any references herein to “Dollars” and “$” are to United States Dollars. The term “or” shall not be exclusive and shall have the meaning commonly ascribed to the term “and/or”. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “extent” and the phrase “to the extent” used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if”.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

SOFTBANK GROUP CORP

By:
Name:
Title:

SOFTBANK GROUP CAPITAL LTD

By:
Name:
Title:

DELAWARE PROJECT 6 L.L.C.

By:
Name:
Title:

[Signature Page to Call Option Support Agreement]

DEUTSCHE TELEKOM AG

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Call Option Support Agreement]

T-MOBILE AGENT LLC

By:
	Name:	J. Braxton Carter
	Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Call Option Support Agreement]